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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                          Hi-Tech Pharmacal Co., Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                          HI-TECH PHARMACAL CO., INC.
                               369 Bayview Avenue
                           Amityville, New York 11701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               November 28, 2001

To Hi-Tech Pharmacal Co., Inc. Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the "Company" or "Hi-Tech") will be held on November 28, 2001 at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

     1. To elect Messrs. Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. to the Board of Directors, each to serve for a term to expire at the 2002 Annual Meeting;

     2. To ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on October 9, 2001 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

   Whether or not you expect to attend the Meeting, we urge you to sign, date and return the enclosed proxy card, read the accompanying Proxy Statement, and then complete and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

                                          By Order of the Board of Directors,

                                          David S. Seltzer
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

Dated: October 26, 2001

                          HI-TECH PHARMACAL CO., INC.
                               369 Bayview Avenue
                           Amityville, New York 11701

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                        To be held on November 28, 2001

                               ----------------

   This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on November 28, 2001, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747.

                                  INTRODUCTION

   The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747, on November 28, 2001, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about October 26, 2001.

   At the Meeting, stockholders will be asked to vote upon: (1) the election of five directors; (2) the ratification of the Company's independent auditors; and
(3) such other business as may properly come before the Meeting and at any adjournments thereof.

   Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

   The Board of Directors has fixed October 9, 2001 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 4,660,317 shares of the Company's common stock par value $.01 per share (the "Common Stock"), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

   The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the five nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

   The five nominees have indicated that they are able and willing to continue to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

   Nominees for director:

                             Position with the Company or      Served as Director
           Name                  Principal Occupation                 from
           ----              ----------------------------      ------------------
 Bernard Seltzer......... Chairman of the Board                       1983

 David S. Seltzer........ Chief Executive Officer,                    1992
                          President, Secretary and Treasurer
                          of the Company

 Reuben Seltzer.......... Consultant to the Company on legal          1992
                          matters and special projects,
                          President of R.M. Realty Services
                          Inc., a real estate investment and
                          consulting company and President
                          of Marco-Hi-Tech JV Ltd.

 Martin M. Goldwyn....... Member of the law firm of Tashlik,          1992
                          Kreutzer, Goldwyn & Crandell P.C.

 Yashar Hirshaut, M.D. .. Associate Clinical Professor of             1992
                          Medicine at Cornell University
                          Medical College, Research
                          Professor of Biology at Yeshiva
                          University, editor-in-chief of the
                          Professional Journal of Cancer
                          Investigation and practicing
                          medical oncologist

Executive Officers, Directors and Significant Employees

   The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director.

           Name                                 Position
           ----                                 --------
 Bernard Seltzer......... Chairman of the Board

 David S. Seltzer........ Chief Executive Officer, President, Secretary,
                          Treasurer and Director

 Reuben Seltzer.......... Director

 Elan Bar-Giora.......... Executive Vice President--Operations

 Arthur S. Goldberg...... Vice President--Finance and Chief Financial Officer

 Martin M. Goldwyn....... Director

 Yashar Hirshaut, M.D. .. Director

   Bernard Seltzer, 77, has been Chairman of the Board of the Company since January 1990. As of May 1, 1998 Mr. Seltzer resigned as President and Chief Executive Officer of the Company. From January 1990 to April 30, 1998, Mr. Seltzer served as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

   David S. Seltzer, 41, has been Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President--Administration and from March 1992 to May 1, 1998, Vice President-- Administration and Chief Operating Officer of the Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

   Reuben Seltzer, 45, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer has been President of Marco-Hi-Tech JV Ltd. since December 11, 1996. Mr. Seltzer has been president of R.M. Realty Services Inc., a real estate investment and consulting company since May 1988. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer.

   Elan Bar-Giora, 57, has been Executive Vice President of Operations of the Company since August 1990. From January 1988 to August 1990 Mr. Bar-Giora was Director of Technical Development at P. Leiner Nutritional Products and Executive Vice President of Operations of Freshlabs, Inc., a subsidiary of P. Leiner, a manufacturer of generic pharmaceutical products. Mr. Bar-Giora received a B.S. in Civil Engineering from Technion University, Haifa, Israel in 1973.

   Arthur S. Goldberg, 59, has been Vice President-Finance and Chief Financial Officer of the Company since September 1991. From May 1987 to August 1991 Mr. Goldberg was Controller of Izumi, a manufacturer of automotive and electrical parts. From September 1983 to May 1987 Mr. Goldberg was controller and treasurer of Direct Action Marketing, Inc., a direct marketer of imported and domestic consumer products. Mr. Goldberg received a B.A. in accounting from Hofstra University and a Masters Degree in accounting and computer science from the Baruch School of the City University of New York. Mr. Goldberg is a certified public accountant.

   Martin M. Goldwyn, 49, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

   Yashar Hirshaut, M.D., 63, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Significant Employees

                Name                  Position
                ----                  --------
Tanya Akimova, Ph.D. ................ Director of New Business Development
Gary M. April........................ President of Health Care Products Division
Therese M. Ast, Esq. ................ Vice President of Scientific Affairs
Edwin A. Berrios..................... Vice President of Sales
Joanne Curri......................... Director of Regulatory Affairs
Suzanne Fenton....................... Director of Compliance
Jesse Kirsh.......................... Director of Quality Assurance
Michael McConnell.................... Director of Product Development
Pudpong Poolsuk...................... Senior Director of Science

   Set forth below is a brief background of key employees of the Company:

   Tanya Akimova, Ph.D., 46, has been Director of New Business Development of the Company since October 2000. From 1998 to 2000, she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

   Gary M. April, 44, has been the President of the Company's Health Care Products Division since May 1998 and Divisional Vice President of Sales since January 1993. From February 1987 to November 1992, Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

   Therese M. Ast, Esq., 58, has been Vice President of Scientific Affairs of the Company since September 2001. From 1992 to 2001, Dr. Ast was Chief Legal and Scientific Officer of Novopharm Ltd. Prior thereto she held senior management positions at major brand and generic pharmaceutical companies, including Zenith Laboratories (currently Ivax Pharmaceuticals), Purdue Frederick Company and Forest Laboratories. Dr. Ast holds a Ph.D. degree in Chemistry from New York University, a J.D. degree from New York Law School and an L.L.M. in Trade Regulations from New York University School of Law.

   Edwin A. Berrios, 49, has been Vice President of Sales of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years of experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuitcals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

   Joanne Curri, 61, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

   Suzanne Fenton, 46, has been Director of Compliance of the Company since September 1995. From October 1993 to September 1995, Ms. Fenton was the Manager of Quality Assurance and Compliance at NMC Laboratories, Inc. Ms. Fenton received a B.S. from Wagner College in 1976.

   Jesse Kirsh, 43, has been Director of Quality Assurance of the Company since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of Alpharma. Mr. Kirsch received a B.S. in Chemistry from State University of New York at Albany. He has attended extensive classes in CGMP's and has over 20 years of experience in the pharmaceutical industry.

   Michael McConnell, 43, has been Director of Product Development of the Company since January 1992. From March 1983 to January 1992, Mr. McConnell was Lab Director of Thames Pharmacal Co., Inc., a manufacturer of generic pharmaceutical products. Mr. McConnell received a B.S. from Dowling College in 1991.

   Pudpong Poolsuk, 57, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance-Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Directors' Fees

   For their services on the Board, the Company pays each director a fee of $500 per meeting. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 5,000 shares of Common Stock under the Company's 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

   During Fiscal Year 2001, the Board of Directors held one meeting. In addition, there were three actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served.

   The Board has two committees: the Audit Committee and the Stock Option Committee.

   Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. David S. Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. and held one meeting during fiscal 2001.


   Stock Option Committee. The Stock Option Committee is responsible for administering the Company's Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Mr. Martin M. Goldwyn and Dr. Yashar Hirshaut and there were two actions taken by unanimous written consent during fiscal 2001. The Board of Directors of the Company is responsible for administering the Company's 1994 Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2001. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

                             ADDITIONAL INFORMATION

Stock Ownership

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 9, 2001 by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                         Shares of Common
                                                              Stock
                                                        Beneficially Owned
                                                              as of
                                                        October 9, 2001(1)
                                                       -----------------------
                 Executive Officers,                   Number of    Percent of
            Directors and 5% Stockholders               Shares        Class
            -----------------------------              ---------    ----------
Bernard Seltzer.......................................   462,104(2)     9.9%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

David S. Seltzer......................................   918,357(3)    18.6%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

Reuben Seltzer........................................   565,699(4)    11.9%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

Arthur S. Goldberg....................................    54,250(5)     1.2%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

Elan Bar-Giora........................................    47,500(6)     1.0%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

Martin M. Goldwyn.....................................    25,750(7)       *
c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C.
  833 Northern Boulevard
  Great Neck, New York 11021

Yashar Hirshaut, M.D..................................    21,000(8)       *
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701

All Directors and Executive Officers as a group (7     2,094,660(9)    40.4%
 persons).............................................

OTHERS................................................   288,500        6.2%
Dimensional Fund Advisors Inc.
1299 Ocean Avenue--11th Floor
Santa Monica, CA 90401

--------
* Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2) Amount does not include 60,000 shares of Common Stock owned by Mr. Seltzer's wife, as to which Bernard Seltzer disclaims beneficial ownership.
(3) Amount includes options to purchase 275,000 shares of Common Stock exercisable within 60 days of October 9, 2001, and 172,406 shares of Common Stock owned by Mr. Seltzer's wife and children.
(4) Amount includes options to purchase 98,000 shares of Common Stock exercisable within 60 days of October 9, 2001 and 164,378 shares of Common Stock owned by Mr. Seltzer's wife and children.
(5) Amount represents options to purchase 54,250 shares of Common Stock exercisable within 60 days of October 9, 2001.
(6) Amount represents options to purchase 47,500 shares of Common Stock exercisable within 60 days of October 9, 2001.
(7) Amount represents options to purchase 25,750 shares of Common Stock exercisable within 60 days of October 9, 2001.
(8) Amount includes options to purchase 21,000 shares of Common Stock exercisable within 60 days of October 9, 2001.
(9) Amount includes options to purchase 521,500 shares of Common Stock exercisable within 60 days of October 9, 2001.

Executive Compensation

                           Summary Compensation Table

   The following table sets forth the compensation paid for the year ended April 30, 2001 to (i) the Chief Executive Officer and (ii) the Company's four other most highly compensated individuals who were serving as officers at the end of April 30, 2001, 2000 and 1999 and whose salary plus bonus exceeded $100,000 for such years (collectively, the "Named Executive Officers").

                                                                  Long Term
                                                                Compensation
                                  Annual Compensation              Awards
                         ------------------------------------- ---------------
                                                Other Annual     Securities       All Other
Name and Principal            Salary   Bonus  Compensation (1)   Underlying    Compensation (3)
Position                 Year   ($)     ($)         ($)        Options (#) (2)       ($)
------------------       ---- ------- ------- ---------------- --------------- ----------------
Bernard Seltzer......... 2001 230,000  22,000        --                 0               0
Chairman                 2000 230,000       0        --                 0               0
                         1999 216,000   9,000        --                 0           4,420

David S. Seltzer........ 2001 325,000 119,000        --            50,000           5,413
President, Chief         2000 325,000       0        --            50,000           3,241
Executive Officer,       1999 289,000   9,000        --            50,000           3,300
Secretary and Treasurer

Elan Bar-Giora.......... 2001 140,000  30,000        --            10,000           2,210
Executive Vice           2000 140,000       0        --            10,000           1,702
President--Operations    1999 121,000       0        --            10,000           1,715

Arthur S. Goldberg...... 2001 132,000       0        --             7,500              --
Vice President of        2000 125,000       0        --             7,500              --
Finance and Chief        1999 119,000       0        --             7,500              --
Financial Officer

--------
(1) The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.
(2) Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(3) Represents the dollar value of the premium paid by the Company during the fiscal years ended April 30, 2001, 2000 and 1999 with respect to term life insurance for the benefit of the named executive officer.

Stock Options

   The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2001. No stock appreciation rights were granted to these individuals during such year.

                       Options Grants in Last Fiscal Year

                                                Individual Grants
                         ---------------------------------------------------------------
                                              Percent of Total
                         Number of Securities Options Granted
                          Underlying Options  to Employees in  Exercise Price Expiration
          Name             Granted (#) (1)      Fiscal Year        ($/Sh)        Date
          ----           -------------------- ---------------- -------------- ----------
Bernard Seltzer.........             0                 0               0             0
David S. Seltzer........        50,000              33.0%           4.40        6/1/05
Elan Bar-Giora..........        10,000               7.0%           4.00        6/1/10
Arthur S. Goldberg......         7,500               5.0%           4.00        6/1/10

--------
(1) Options granted in fiscal year 2001 are scheduled to vest and become exercisable in yearly increments of 25% beginning on June 1, 2001, with full vesting occurring on June 1, 2004. Options expire ten years after grant under the terms of the Company's Plan.

Option Exercises and Fiscal Year-end Values

   The following table sets forth information concerning option exercises and option holdings for the fiscal year 2001 with respect to each of the Named Executive Officers. No Named Executive Officers exercised any options during such year.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                Number of
                                                               Securities
                                                               Underlying
                                                           Unexercised Options Value of Unexercised In-
                                                           at Fiscal Year-End    the-Money Options at
                                                                 (#)(1)         Fiscal Year-End ($)(2)
                                                           ------------------- ------------------------
                         Shares Acquired on Value Realized    Exercisable/           Exercisable/
          Name              Exercise (#)         ($)          Unexercisable         Unexercisable
          ----           ------------------ -------------- ------------------- ------------------------
Bernard Seltzer.........         0                0                0/0                   0/0
David S. Seltzer........         0                0          275,000/75,000        368,250/250,063
Elan Bar-Giora..........         0                0           77,500/15,000         110,375/86,738
Arthur S. Goldberg......         0                0           59,250/11,250          74,899/57,171

--------
(1)  Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(2) Amounts reflect the market value of the underlying shares of Common Stock on April 30, 2001 less the exercise price.

Employment Contracts

   Bernard Seltzer and David S. Seltzer serve as Chairman of the Board and as President and Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, respectively, of the Company. Mr. Bernard Seltzer's employment agreement, as amended, effective as of May 1, 2001 expires April 30, 2004, pursuant to which he has agreed to serve in his capacity. Bernard Seltzer resigned as President and Chief Executive Officer effective as of May 1, 1998. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. Such employment agreements provide that the annual base salary for each of Bernard Seltzer and David S. Seltzer is $241,000 and $347,300, respectively, for the fiscal year commencing May 1, 2001 through April 30, 2002. The increase in annual base salary for each fiscal year thereafter for David S. Seltzer is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by David S. Seltzer. Mr. Bernard Seltzer may receive a bonus during each year of employment equal to 1% of the increase in net sales of the Company. Mr. David Seltzer receives a guaranteed bonus during each year of employment in the amount equal to 3% of the Company's pre-tax net income for such year in the event the Company's pre-tax net income exceeds $2 million. The employment agreements also contain standard confidentiality provisions and a non-compete provision for a term of one year after the termination of their employment.

   Under the employment agreements for each of Bernard Seltzer and David S. Seltzer, the Company will pay to each person's estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, each will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, Bernard Seltzer and David S. Seltzer each will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause, total disability or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

   Arthur S. Goldberg serves as Vice President--Finance and Chief Financial Officer of the Company pursuant to a two year employment agreement ending on August 31, 2002. Mr. Goldberg's annual base salary is approximately $134,000 for such period. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Mr. Goldberg. Such employment agreement contains standard confidentiality provisions.

Certain Transactions

   For the fiscal year ended April 30, 2001, Mr. Reuben Seltzer, a director of the Company, was engaged by the Company to provide new business development and legal services. For such services, Mr. Reuben Seltzer received $102,000 and 25,000 stock options of the Company at an exercise price of $4.00. Mr. Reuben Seltzer is a director of the Company and the son of Mr. Bernard Seltzer, the Company's Chairman of the Board.

   The Company and Reuben Seltzer each has a 21.25% interest in Marco Hi-Tech JV Ltd., a New York corporation ("Marco Hi-Tech"), which markets raw materials for nutraceutical products and has licensed the patent rights to Huperzine and analogues from the Mayo Clinic. Huperzine is a naturally derived compound belonging to a class known as acetylcholinesterase inhibitors. Huperzine has been shown to inhibit the enzyme responsible for the breakdown of acetylcholine, a neurotransmitter of brain chemical, which is believed to be critical in learning and memory. Marco Hi-Tech manufactures and distributes Huperzine as a dietary supplement under the Dietary Supplement Health and Education Act of 1994 and is developing analogues and derivatives to Huperzine. It is currently developing other products for the nutraceutical market.

   The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors (the "Committee") is comprised of two (2) independent directors. The responsibilities of the Committee are set forth in its written charter (the "Charter"), which has been adopted by the Company's Board of Directors (the "Board"). The Charter of the Audit Committee is attached as Appendix A to this Proxy Statement.

   The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent auditors, internal auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

   During fiscal year 2001 this Committee met one time by telephonic communication prior to the release of the annual report on Form 10-KSB. The Company's senior financial management and independent auditors were in attendance at such meeting.

   The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

   The Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended April 30, 2001, included in the Company's 2001 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

   In discharging the Committee's oversight responsibility for the audit process, we have discussed with Richard A. Eisner LLP ("RA Eisner"), the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies,
(iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

   The Committee has obtained from RA Eisner a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between RA Eisner and the Company which in their professional judgment may reasonably be thought to bear on independence. RA Eisner has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

   Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company's Board that the financial statements prepared by the Company's management, and audited by its independent auditors be included in the Company's 2001 Annual Report to Stockholders, and that such financial statements also be included in the Company's Annual Report on Form 10-KSB, for filing with the United States Securities & Exchange Commission. The Committee also has recommended to the Board the reappointment of RA Eisner as the Company's outside accounting and audit firm for 2002, and the Board has concurred in such recommendation.

   As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and
(ii) the report of the Company's independent auditors with respect to such financial statements.

   Two of the members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                                          Presented by the members of the
                                           Audit Committee:

                                          David S. Seltzer
                                          Martin M. Goldwyn
                                          Yashar Hirshaut M.D.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of Richard
A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2002.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Richard A. Eisner & Company, LLP has audited the Company's financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by the Company's Independent Auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001 and (ii) the review of the Company's interim quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters were approximately $117,500.

Financial Information Systems Design and Implementation Fees

   The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

   There were no other fees for other services rendered by the Independent Auditors for the Company's most recent fiscal year.

   The Board of Directors recommends a vote FOR the ratification of the selection of Richard A. Eisner & Company, LLP to serve as the Company's independent certified public accountants for the fiscal year ending April 30, 2002.

                                 OTHER BUSINESS

   The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

   Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

   With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       2002 PROPOSALS FOR ANNUAL MEETING

   Proposals by stockholders which are intended to be presented at the 2002 Annual Meeting must be received by the Company at its principal executive offices on or before June 6, 2002.

Annual Report

   The Company's Annual Report containing audited financial statements for the fiscal year ended April 30, 2001 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          HI-TECH PHARMACAL CO., INC.

                                          David S. Seltzer
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

Dated: October 26, 2001

                                                                      APPENDIX A

                          HI-TECH PHARMACAL CO., INC.

                            AUDIT COMMITTEE CHARTER

Role and Independence

   The audit committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation's independent accountants, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

   The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation's Chief Executive Officer, Chief Financial Officer and the lead independent audit partner of the Corporation's independent accountants and the director of internal audit.

Responsibilities

   The Audit Committee's primary responsibilities include:

  . Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

  . Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee and the Board to report on any and all appropriate matters.

  . Providing guidance and oversight to the internal audit activities of the Corporation, including reviewing the organization, plans and results of such activity.

  . Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation's report on Form 10-K.

  . Reviewing with management and the independent auditor quarterly financial information prior to the Corporation's filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

  . Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Corporation's internal controls.

  . Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

  . Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the shareholders.

                          HI-TECH PHARMACAL CO., INC.
              Annual Meeting of Stockholders - November 28, 2001
                (Solicited on Behalf of the Board of Directors)
                                     PROXY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. (the "Company") constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 on November 28, 2001 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

   (1) FOR the election of the following nominees to the Board of Directors for the ensuing year: Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. [_] (except as marked to the contrary below).

          WITHHOLD authority to vote for all nominees listed above. [_]
          ______________________________________________________________________
          (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.)

   (2) FOR [_] AGAINST [_] ABSTAIN [_] the proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2002.

   (3) In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AND "FOR" ITEM 2.

                  (Continued and signed on the reverse side)

   A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

   IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated October 26, 2001.

                                      Dated: ____________________ 2001

                                      _________________________________
                                      (Stockholder(s) Signature)

                                      ___________________________(L.S.)

                                      _________________________________
                                      Printed Name of Stockholder

                                      NOTE: Signature should correspond with
                                      name appearing on stock certificate. When signing in a fiduciary or representative capacity, sign full title as such. Where more than one owner, each should sign.